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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Osage Systems Group, Inc. on Form S-3 of our report dated March 31, 2000, appearing in the Annual Report on Form 10-KSB of Osage Systems Group, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Phoenix, Arizona
October 26, 2000